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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Tandy Brands Accessories, Inc. for the registration of 1,900,000 shares of its common stock and to the incorporation by reference therein of our reports dated August 7, 1997, with respect to the consolidated financial statements of Tandy Brands Accessories, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1997 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                                  /s/ ERNST & YOUNG LLP

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Fort Worth, Texas
August 7, 1998